UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 5, 2013

TAMM OIL AND GAS CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-137174	98-0377767
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Hochwachtstrasse 4 Steinhausen Switzerland	6312
(Address of principal executive offices)	(Zip Code)

(403) 680-9441
(Registrant’s telephone number, including area code)

                              N/A
(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Company announced that Mr. Guido Hilekes has resigned from the Board of Directors of the Corporation and as Chief Executive Officer effective February 2, 2013.   Mr. Wm. Tighe has been appointed as Chief Executive officer.

The Company also corrects previous filing that Mr. Stephen Andrew Fogle had resigned from the Board of Directors of the Corporation effective January 16, 2013.

Item 8.01 Other Events

CEC North Star Energy Ltd. (“CEC”) the joint venture partner and operator of the Manning Projects – has surveyed and licensed three (3) wells for coring in Q1, 2013.  Those wells are on the CEC lands and two of the wells share the same geologic prospect as the TAMM Oil and Gas Corporation mineral rights.

Results of the coring are expected in Q2, 2013 and upon review of the lab and simulations reports which CEC will share with TAMM, the joint venture partners will decide the best method to develop and monetize these properties.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits - none

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMM OIL AND GAS CORP.

Dated: February 5, 2013	By:	/s/ William Tighe
William S Tighe - Chairman